UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form  8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 20, 2006

Unify Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2101 Arena Boulevard
Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

AMENDMENT TO PURCHASE AND EXCHANGE AGREEMENT

          As previously reported, Unify Corporation (“Unify” or “the Company”) entered into a Purchase and Exchange Agreement (the “Purchase Agreement”) with Halo Technology Holdings, Inc. (“Halo”) on September 13, 2006. Under the terms of the Purchase Agreement, Unify would acquire Gupta Technologies, LLC (“Gupta”) from Halo and sell to Halo its Insurance Risk Management (“IRM”) division and its ViaMode software asset. Unify and Halo negotiated a change to the Agreement and entered into certain Amendment to the Purchase and Exchange Agreement (the “Amendment”), as of November 20, 2006. Under the Unify and Halo Amendment, the consideration was changed to provide for a payment of $6.1 million and to eliminate the issuance of common stock and warrants to acquire common stock. Prior to the Amendment, Unify was to make a payment of $5.0 million to Halo, issue 5,000,000 shares of common stock and 750,000 warrants to acquire common stock as part of consideration under the Agreement.  In addition, Unify made some additional representations and warranties to Halo in respect of Unify’s Acuitrek subsidiary.

FINANCING AGREEMENT

          To finance the cash portion of the acquisition of Gupta, Unify entered into a Revolving Credit and Term Loan Agreement (collectively the “Loan Agreement”) with ComVest Capital LLC on November 20, 2006. Under the Loan Agreement, Unify was provided with debt financing consisting of three convertible term loans totaling $5.35 million and a revolving credit facility of up to $2.5 million.  The term loans have an interest rate of 11.25% and are for a term of 48 to 54 months. The revolving credit facility has an interest rate of prime plus 2.25% and has a maturity date of October 31, 2010. As part of the financing, the lenders were issued warrants to acquire 3,350,000 shares of Unify common stock at prices ranging from $0.27 to $0.38 per share.  The parties also entered into a Registration Rights Agreement requiring Unify to register for resale the shares of its common stock underlying the warrants.  The Loan Agreement provides for Unify to grant to the lenders a first priority security interest in substantially all of Unify’s assets.

          Forty percent of the debt financing described above was provided by affiliates of Special Situations Fund, which is the beneficial owner of approximately 29% of Unify’s common stock.  Affiliates of Special Situations Fund were issued warrants to purchase a total of 1,340,000 out of the 3,350,000 total warrants issued to the lenders.

AMENDMENT TO STOCK PURCHASE AGREEMENT

          As previously reported, Unify and Acuitrek, Inc. entered into a Stock Purchase Agreement (“Stock Agreement”) with Daniel and Carrie Romine (the “Romines”) on February 2, 2005, when the Company purchased Acuitrek, Inc. from the Romines. As part of the Stock Agreement, Daniel Romine was to receive certain retention earn-out payments. Unify and Acuitrek, Inc. have negotiated a change to the Stock Agreement with the Romines and entered into a certain Amendment to the Stock Purchase Agreement (the “Stock Purchase Amendment”), as of November 20, 2006. Also on November 20, 2006, Unify sold Acuitrek, Inc. to Halo Technology Holdings, Inc. The Stock Purchase Amendment changes the earn-out payments under the Stock Agreement such that the Romines will be paid a total of $733,334 as consideration under the Stock Agreement following the sale of Acuitrek, Inc. The Stock Purchase Amendment also includes a condition that Daniel Romine resigns from his employment with Unify as part of the sale of Acuitrek to Halo Technology Holdings, Inc.

A copy of the following documents with regard to the transactions described above are attached hereto as Exhibits and incorporated herein by reference.

1.	Amendment No. 1 dated November 20, 2006, to Purchase and Exchange Agreement (dated September 13, 2006), by and between Unify Corporation and Halo Technology Holdings, Inc.

2.	Revolving Credit and Term Loan Agreement dated November 20, 2006, by and between the registrant, Unify Corporation (“Unify” or the “Company”) and ComVest Capital LLC.

3.	Registration Rights Agreement dated November 20, 2006.

4.	Amendment No. 1 dated November 20, 2006, to Stock Purchase Agreement by and Among Unify Corporation, Acuitrek, Inc. and Daniel and Carrie Romine (dated February 2, 2005).

Item 2.01	Completion of Acquisition or Disposition of Assets

          Pursuant to the Purchase Agreement, as amended, described above, on November 20, 2006, Unify (i) completed the acquisition of Gupta from Halo and (ii) completed the sale of its Insurance Risk Management division and its ViaMode software asset to Halo. Gupta is now a direct subsidiary of Unify and Gupta’s subsidiaries have become indirect subsidiaries of Unify.

          Under the terms of the Purchase Agreement, as amended, the total consideration paid to Halo for Gupta was (i) Unify’s IRM division (ii) Unify’s ViaMode software asset and related intellectual property rights,  (iii) $6.1 million in cash, and (iv) the amount by which Gupta’s net working capital exceeds the IRM’s net working capital.

          Gupta is a software company producing secure, small-print, embeddable databases and enterprise application development tools. Unify’s IRM division is a provider of policy administration and underwriting solutions for the alternative risk market. ViaMode is a software solution that assists with driver performance management within the transportation industry.

          Pro forma financial information giving effect to the sale of the IRM division and ViaMode product is provided in this Report.  Financial information of Gupta and pro forma financial information giving effect to the acquisition of Gupta, as and to the extent required, will be filed on or before 71 days from the date of this Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On November 20, 2006, Daniel S. Romine, former Vice President and General Manager and David M. Glende, former Vice President for Unify’s IRM division, resigned from their employment with Unify, effective immediately, in connection with the sale of Unify’s IRM division to Halo.

Item 9.01	Financial Statements and Exhibits

          In connection with the reported sale of the Company’s IRM division and its ViaMode software asset (“ViaMode”) the following unaudited pro forma financial statements, which are based on historical consolidated financial statements, have been prepared.

          The unaudited pro forma consolidated balance sheet at July 31, 2006 has been prepared to reflect the sale of the IRM and ViaMode as if the transactions had occurred on July 31, 2006. The unaudited pro forma consolidated statements of operations for the fiscal year ended April 30, 2006 and the three months ended July 31, 2006 have been prepared to present the results of the Company’s continuing operations as if the transactions had occurred May 1, 2005.

          The following consolidated pro forma financial statements should be read in conjunction with the Company’s financial statements and notes thereto in its Annual Report on Form 10-K for the year ended April 30, 2006 and Quarterly Report on Form 10-Q for the period ended July 31, 2006. The adjustments necessary to fairly present these pro forma financial statements are described in the accompanying notes.

          The adjustments have been made based on available information and in the opinion of management are reasonable. The pro forma financial statements are presented for illustrative purposes only, do not necessarily reflect the actual results that would have occurred had the sales occurred on the assumed dates and are not necessarily indicative of future results of operations of the Company after the completion of the transactions.

Unify Corporation
Pro Forma Condensed Consolidated Balance Sheets
As of July 31, 2006
(In Thousands)

	Unify Corporation Historical (a)	Pro Forma Adjustments (b)	Pro Forma

Current assets	$4,311	$(368)	$3,943
Non current assets	2,274	(1,607)	667

Total assets	$6,585	$(1,975)	$4,610

Current liabilities	$4,329	$(544)	$3,785
Non current liabilities	738	(658)	80

Total liabilities	$5,067	$(1,202)	$3,865
Total stockholders’ equity	1,518	(773)	745

Total liabilities and stockholders’ equity	$6,585	$(1,975)	$4,610

Unify Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the year ended April 30, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Unify Corporation Historical (c)	Pro Forma Adjustments (d)	Pro Forma

Total revenues	$11,249	$1,106	$10,143
Total cost of revenues	2,368	815	1,553

Total gross margin	8,881	291	8,590

Product development	2,714	1,071	1,643
Selling, general and administration	6,845	1,044	5,801

Total operating costs and expenses	9,559	2,115	7,444

Income (loss) from operations	(678)	(1,824)	1,146
Interest and other income (expense), net	50	—	50

Net income (loss)	$(628)	$(1,824)	$1,196

Basic and diluted net income (loss) per share	$(0.02)		$0.04
Weighted-average shares-basic and diluted	29,015		29,015

Unify Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended July 31, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Unify Corporation Historical (c)	Pro Forma Adjustments (d)	Pro Forma

Total revenues	$2,096	$363	$1,733
Total cost of revenues	540	227	313

Total gross margin	1,556	136	1,420

Product development	682	307	375
Selling, general and administration	1,650	291	1,359

Total operating costs and expenses	2,332	598	1,734

Loss from operations	(776)	(462)	(314)
Interest and other income (expense), net	22	—	22

Net loss	$(754)	$(462)	$(292)

Basic and diluted net loss per share	$(0.03)		$(0.01)
Weighted-average shares-basic and diluted	29,524		29,524

Balance Sheet Notes

(a) The Company’s consolidated balance sheet as reported in its Form 10-Q for the period ended July 31, 2006.

(b) The effect of the disposition of the IRM and ViaMode operations.

Statement of Operations Notes

(c) The Company’s consolidated statement of operations as reported in its Form 10-Q for the three month period ended July 31, 2006 and as reported in its Annual Report on Form 10-K for the year ended April 30, 2006.

(d) Elimination of the IRM and ViaMode operation statement of operations amounts.

EXHIBITS

Exhibit No.	Description

10.17	Amendment No. 1 dated November 20, 2006, to Purchase and Exchange Agreement (dated September 13, 2006), by and between Unify Corporation and Halo Technology Holdings, Inc.

10.18	Revolving Credit and Term Loan Agreement dated November 20, 2006, by and between the registrant, Unify Corporation (“Unify” or the “Company”) and ComVest Capital LLC.

10.19	Registration Rights Agreement dated November 20, 2006.

10.20	Amendment No. 1 dated November 20, 2006, to Stock Purchase Agreement by and Among Unify Corporation, Acuitrek, Inc. and Daniel and Carrie Romine (dated February 2, 2005).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 27, 2006

UNIFY CORPORATION

By:	/s/ Todd E. Wille

Todd E. Wille
President and Chief Executive Officer